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                                                                   Exhibit 10.5


                               NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into as of January 1, 1998, by and among NATIONAL MEDICAL FINANCIAL SERVICES CORPORATION, a Nevada corporation ("NMFS"); and MORRIS MAYBRUCH, a resident of the State of New York ("Seller").

                                 W I T N E S S E T H:


     WHEREAS, pursuant to that certain Accounting Business Asset Purchase Agreement dated as of the even date hereof (the "Accounting Business Asset Purchase Agreement") among NMFS and Seller, NMFS has as of this date acquired substantially all of the assets of the accounting business of Seller operating under the tradename "Maybruch & Co., CPA's", the successor of Seller's interest in the partnership "Maybruch & Cygielman";

     WHEREAS, to induce NMFS to perform under the Accounting Business Asset Purchase Agreement, Seller has agreed not to engage in certain businesses within a certain time period and within certain specified geographic areas, and subject to certain conditions, all as more particularly set forth herein;

     WHEREAS, in conjunction with this Agreement and to induce NMFS and Seller to perform under the Accounting Business Asset Purchase Agreement, Seller and NMFS have agreed to execute an employment agreement of even date herewith (the "Employment Agreement") by which Seller will be employed by NMFS;

     NOW, THEREFORE, in consideration of the premises and other valuable consideration, the receipt and adequacy of which are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

     Section 1.  Noncompetition.

          (a) Seller agrees that for a period ending on the later of (i) the fifth anniversary of the date of this Agreement, or (ii) the second anniversary of the date that Seller is no longer employed under the Employment Agreement for any reason. Seller will not knowingly, directly or indirectly (either alone or as a partner, officer, director, employee, independent contractor, consultant, investor, partner, lender or stockholder of any company or business organization):

          (1) recruit, solicit, or otherwise seek to induce employees or customers of NMFS, to terminate

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               their employment or customer relationship with NMFS, to
               terminate their employment relationship with NMFS, or to violate any agreement with NMFS; or

          (2) own, lease, manage or operate any medical billing or accounting service business in the "Territory" (as hereinafter defined); or

          (3) provide any medical billing or accounting services in the "Territory" in competition with NMFS;

provided, however, that:

          (A) the record or beneficial ownership by Seller of 5% or less of the outstanding publicly traded capital stock of any company providing services described in Sections 1(a)(2) and (3) above shall not be deemed to be a violation thereof so long as Seller is not an officer, consultant, director, independent contractor or employee of such company;

          (B) services provided by Seller to NMFS under the Employment Agreement shall not be deemed in violation of this Section 1;

          (C) services rendered by Seller as a certified public accountant shall be deemed not to be in competition with NMFS; and

          (D) the restrictions under this Section 1 shall terminate in the event of a default by NMFS under the Accounting Business Asset Purchase Agreement, the Employment Agreement, or the Buy-Back Agreement.

          (b) Seller will not, without the prior written consent of NMFS, disclose, other than in connection with the Employment Agreement, any "Confidential Information" of Seller or NMFS to any person not authorized by NMFS to receive such information. This covenant shall not apply to any Confidential Information now or hereafter voluntarily disseminated by NMFS to the public, or which otherwise has become part of the public domain through lawful means. "Confidential Information", for purposes of this Agreement, shall mean information that is proprietary to the Company or proprietary to others and entrusted to the Company, whether or not trade secrets. Confidential information includes, but is not limited to, information relating to business plans and to business as conducted and to past and current products,

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services or procedures.  Confidential information also includes, without limitation, customer names, customer addresses, customer lists, fee scheduless, managed care contracts and rates, quality assurance policies and procedures, staffing models, design maintenance and operation of centers, and information concerning research, development, purchasing, marketing, selling and services. Confidential Information does not include: (i) information which is public information at the time such information is disclosed by Seller, or thereafter becomes public through no violation of this Agreement;
(ii) information which was in the possession of Seller or any entity with which he was affiliated prior to its disclosure by NMFS to Seller; (iii) any disclosure of information to the extent required by applicable law, or regulation, or judicial or regulatory process; or (iv) use by Seller as evidence in or in connection with any arbritration or litigation relating to this Agreement, the Accounting Business Asset Purchase Agreement, or the Employment Agreement or any other agreement related to the above-mentioned agreements.

          (c) Seller acknowledges and agrees (i) that Seller has received pursuant to the Accounting Business Asset Purchase Agreement adequate consideration for the covenants and obligations of Seller contained in this Agreement, and (ii) that the nature and the periods of restriction imposed in this Section 1 are fair, reasonable and necessary to protect and preserve for NMFS the benefits of this Agreement and that such restrictions shall not prevent Seller from earning a livelihood.

          (d) The term "Territory" as used herein shall mean the geographical area within a fifty- (50-) mile radius of 222 Route 59, Suffern, New York 10901.

     Section 2. Notices. All notices, demands and other communications hereunder shall be written and shall be deemed to have been duly given if (i) sent by fascimile transmission and mailed by regular mail, (ii) delivered in person, or (iii) sent by nationally recognized overnight carrier prepaid, to the address set forth below:

     To NMFS:                 National Medical Financial
                                   Services Corporation
                              1315 Greg Street, Suite 103
                              Sparks, NV 89431
                              Attention: Douglas R. Colkitt, M.D.
                              Fax: (814) 238-8069

     with a copy to:          Marcy L. Colkitt & Associates, P.C.
                              P.O. Box 607
                              Indiana, PA 15701

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                              Fax: (412) 463-3569

     To Seller:               Morris Maybruch
                              222 Route 59
                              Suffern, NY 10901
                              Fax: (914) 357-0480



     with a copy to:          Larry Schwartz, Esq.
                              Schwartz & Silverstein LLP
                              254 South Main Street
                              New City, NY 10956
                              Fax: (914) 638-9090


or to such other address as NMFS or Seller may designate by written notice to the other. Notices delivered in person or by fascimile transmission shall be deemed delivered on the date of delivery or transmission respectively. Notices sent by nationally recognized overnight carrier shall be deemed delivered forty-eight (48) hours after the date sent. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice was given shall be deemed to be a receipt of the notice, request or other communication. Any notice, request or other communication required or permitted to be given by any party may be given by such party's legal counsel.

     Section 3. Assignment. Except as provided below, neither party shall assign this Agreement without first obtaining the written consent of the other party. Notwithstanding the foregoing to the contrary, NMFS shall have the right, without any other party's consent, to assign all or any portion of this Agreement to any entity controlled by, controlling or under common control with, NMFS, and/or to any lender providing financing or refinancing funds or credit facilities to NMFS or its affiliates, and/or to any transferee of any of the stock, assets or business of NMFS; provided no such assignment shall release NMFS from any liability hereunder.

     Section 4. Governing Law; Attorneys' Fees. This Agreement is executed in and is governed by the laws of the State of New York, exclusive of the principles of conflicts of laws. In the event that a suit, action, arbitration, or other proceeding of any nature whatsoever, including, without limitation, any proceeding under the U.S. Bankruptcy Code and involving issues peculiar to federal bankruptcy law, any action seeking a declaration of rights or any action for rescission, is instituted to interpret or enforce this Agreement or any provision of this Agreement, the prevailing party shall be entitled to recover from the losing party, prevailing party's reasonable attorneys',

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paralegals', accountants', and other experts' professional fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the judge or arbitrator at trial or other proceeding, or on any appeal or review, in addition to all other amounts provided by law.

     Section 5. Severability; Reformation. If any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any arbitrator or court, the validity and enforceability of the remaining provisions, or portions thereof, will not be affected and shall continue in force. If any arbitrator or court determines that the scope, duration or geographical limit of any of the restrictions contained in this Agreement is unenforceable, it is the intention of the parties that the restrictions and covenants shall not thereby be terminated but rather shall be amended and revised to the extent required to render them valid and enforceable.

     Section 6. Separate Agreement. Seller agrees that the covenants and agreements contained herein shall be construed as agreements independent of any other agreements with NMFS and are independently supported by good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and further agrees that this Agreement shall be interpreted, construed and enforced separate and apart from any other agreements between or among the parties hereto. Seller further agrees that any claim or cause of action of Seller against NMFS and any other party hereto arising out of any other agreement or arising out of any set of facts shall not constitute a defense to the enforcement by NMFS or its successors or assigns of the covenants and agreements of Seller contained herein; provided however, that that if Article VI (Non-Competition) of the Employment Agreement is no longer enforceable or binding upon Seller in accordance with the terms of the Employment Agreement, then this Agreement shall terminate and no longer be enforceable or binding upon Seller.

     Section 7. Injunctive Relief. The parties hereto recognize and hereby acknowledge that it is impossible to measure in money the damages which would result to NMFS or its successors or assigns by reason of a failure by Seller to perform any of the obligations imposed upon him under this Agreement. Therefore, NMFS and its respective successors or assigns shall be entitled to injunctive and other equitable relief to enforce the terms of this Agreement, without the necessity of showing irreparable harm and without the necessity of posting bond or security. If NMFS or its respective successors or assigns should institute an action or proceeding to enforce the provisions hereof, Seller hereby waives the claim or defense that any such party has an adequate remedy at law, and Seller agrees he shall not urge in

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any action or proceeding the claim or defense that such a remedy at law exists. At the discretion of the court or arbitrator before which an injunctive proceeding is brought, the running of the covenants in Section 1(a) hereof may be tolled and extended for a period of time equal to the time period Seller shall be in violation of any such covenant.

     Section 8. Arbitration. All disputes hereunder shall be resolved by arbitration in the manner specified in the Accounting Business Asset Purchase Agreement.

     Section 9. No Other Parties. Seller acknowledges and agrees that the only other party to this Agreement is NMFS and that Douglas R. Colkitt, M.D. individually is not a party, in any capacity, to this Agreement.

     IN WITNESS WHEREOF, this Agreement is entered into and effective as of the day and year first written above.

                                   NMFS:

                                   NATIONAL MEDICAL FINANCIAL
                                   SERVICES CORPORATION, a Nevada
                                   corporation


                                   By:
                                      -------------------------------
                                      Title:
                                            -------------------------



                                   SELLER:


                                   ----------------------------------
                                   MORRIS MAYBRUCH

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